EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147806 dated December 4, 2007, No. 333-139608 dated December 22, 2006 and No. 333-127423 dated August 11, 2005) under the Securities Act of 1933, as amended, of China Technology Development Group Corporation of our report dated September 19, 2006 relating to the consolidated financial statements which are contained in this Annual Report on Form 20-F SEC File No. 000-29008.
/s/PricewaterhouseCoopers
Hong Kong
June 30, 2008